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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported): July 24, 2002

                      Commission File Number: 333-82617

    Michigan          Venture Holdings Company LLC              38-3470015

    Michigan          Vemco, Inc.                               38-2737797

    Michigan          Venture Industries Corporation            38-2034680

    Michigan          Venture Mold & Engineering Corporation    38-2556799

    Michigan          Venture Leasing Company                   38-2777356

    Michigan          Vemco Leasing, Inc.                       38-2777324

    Michigan          Venture Holdings Corporation              38-2793543

    Michigan          Venture Service Company                   38-3024165

    Michigan          Experience Management, LLC                38-3382308

    Michigan          Venture Europe, Inc.                      38-3464213

    Michigan          Venture EU Corporation                    38-3470019

    (State or other   (Exact name of registrant as              (I.R.S. Employer
    jurisdiction of   specified in its charter)                 Identification
    incorporation or                                            Number)
    organization)

                  33662 James J. Pompo, Fraser, Michigan 48026
               (Address of principal executive offices) (Zip Code)
       Registrant's telephone number, including area code: (810) 294-1500

                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5.  Other Events.

                  On July 24, 2002, Venture Holdings Company LLC held a conference call with the holders of its $205 million 9.5% Senior Notes due 2005 (CUSIP No. 92326YAD1), $125 million 11% Senior Notes due 2009 (CUSIP No. 92326YAF6) and $125 million 12% Senior Subordinated Notes due 2009 (CUSIP No. 92326YAH2) to discuss the Company's current situation. A copy of the transcript of the call is attach as an exhibit to this report and is incorporated herein by reference.

         On June 4, 2002, Orix Capital Markets, LLC filed suit in district court in Dallas, Texas against Venture and others in a case entitled Orix Capital Markets, LLC v. Banc One Capital Markets, Inc., Bank One NA, and Venture Holdings Company LLC (Case No. 02-04999). As previously reported, Venture entered into a Third Amendment, dated as of March 29, 2002, to its Credit Agreement among Venture, Bank One, NA, as administrative agent, and the lenders thereto, pursuant to which Venture obtained $50 million of borrowing in addition to the funds previously available to Venture under the Credit Agreement. This was accomplished by adding a Team Loan C to the existing facility. The Third Amendment required that 50% of the net proceeds of Term Loan C be used to prepay Venture's already outstanding Term Loans A and B equally and that the Company would receive a pro rata reduction in future principal payments over the remaining term of these loans. The remaining 50% of Term Loan C was used for
general corporate purposes.    Orix was a participant in Term Loan C and funded
its portion of the loan in the amount of approximately $6.4 million. Venture received 50% of the net proceeds from Term Loan C, approximately $12 million was used to prepay Term Loan A, and approximately $12 million was held in escrow by Bank One to prepay Term Loan B. Orix filed suit against all defendants alleging that the defendants fraudulently induced the Term Loan C, that the Bank One defendants breached duties to the participating lenders, and that Venture breached certain representations and warranties in the loan documents. Orix obtained an ex parte temporary restraining order, restraining Bank One from releasing approximately $12 million to prepay Term Loan B. Orix has also requested rescission of its funding. Venture is currently pursuing a number of defenses, including lack of jurisdiction, that the injunction is overbroad and without adequate basis, and intends to deny and vigorously defend plaintiff's principal allegations if and when the court determines it has jurisdiction over Venture.

         This report includes a number contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Such statements are subject to certain risks and uncertainties. The risks and uncertainties that may affect the operations, performance, development and results of operations of Venture include the following: (i) the original equipment manufacturer ("OEM") supplier industry is highly cyclical and, in large part, impacted by the strength of the economy generally, by prevailing interest rates and by other factors which may have an effect on the level of sales of automotive vehicles; (ii) future price reductions, increased quality standards or additional engineering capabilities may be required by the OEMs, which are able to exert considerable pressure on their suppliers; (iii) the OEMs may decide to in-source some of the work currently performed by Venture; (iv) work stoppages and slowdowns may be experienced by OEMs and their Tier 1 suppliers, as a result of labor disputes;
(v) there may be a significant decrease in sales of vehicles using Venture's products or the loss by the Company of the right to supply any of such products to its major customers; (vi) increased competition could arise in the OEM supplier industry; (vii) changing federal, state, local and foreign laws, regulations and ordinances relating to environmental matters could affect Venture's operations; (viii) there is significant uncertainty and risk related to the German preliminary proceeding, including the potential commencement of a formal insolvency proceeding in Germany or a bankruptcy filing in the United States, which may be significantly increased if Venture is not successful in its consent solicitation and (ix) there may be unfavorable currency exchange rates relative to the U.S. dollar, which could impact Venture's operations. Should one or more of these risks or uncertainties materialize, actual results may vary materially from those estimated, anticipated or projected. Although Venture believes that the expectations reflected by such forward-looking statements were or are reasonable based on information available to the Company at the time such statements were made, no assurances can be given that such expectations will prove to have been correct. Cautionary statements identifying important factors that could cause actual results to differ materially from Venture's expectations are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, which is incorporated herein by reference. All forward-looking statements included in this release, including those set forth herein and those incorporated herein by reference, and all subsequent oral forward-looking statements attributable to Venture or persons acting on its behalf, are expressly qualified in their entirety by these cautionary statements.


         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits. A list of Exhibits included as part of this report is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      VENTURE HOLDINGS COMPANY LLC
                                      VEMCO, INC.
                                      VENTURE INDUSTRIES CORPORATION
                                      VENTURE MOLD & ENGINEERING CORPORATION
                                      VENTURE LEASING COMPANY
                                      VEMCO LEASING, INC.
                                      VENTURE HOLDINGS CORPORATION
                                      VENTURE SERVICE COMPANY
                                      EXPERIENCE MANAGEMENT LLC
                                      VENTURE EUROPE, INC.
                                      VENTURE EU CORPORATION


Date: July 24, 2002                   By: /s/ James E. Butler
                                          -----------------------------------
                                          James E. Butler
                                          Executive Vice President






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                                  Exhibit Index

Number                     Description

99.1                       July 24, 2002 Bondholder Conference Call Script.



















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